Exhibit 10.2

December 22, 2022

Ms. Lynda Chervil

Chief Executive Officer

Internet Sciences, Inc.

521 Fifth Avenue, 17th Floor

New York, NY 10175

Dear Lynda,

Based on the vote of shareholders, I hereby resign from the Board of Directors of Internet Sciences, Inc effective end of day December 31, 2022..

I wish you the best in your efforts to continue developing the company.

Sincerely,

/s/ Vanessa Willams

Vanessa Williams